Entrex Carbon Market

Offered by Entrex Carbon Market, LLC
218,968 Common Dilutable Shares of the Company
Reg A, Tier 1 Offering
Pending SEC Qualification



PART II
SUMMARY OF THE OFFERING CIRCULAR
ITEM 1

Entrex Carbon Market, LLC
Growth Capital Offering
Offered by Entrex Carbon Market, LLC
150 E Palmetto Park Road, Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 218,968    Entrex Carbon
Market Common Dilutable Securities
Minimum Purchase: 1 Share Unit ($91.33)

This prospectus relates to the offering and sale of up to two hundred and eighteen thousand nine hundred and sixty eight common dilutable shares of Entrex Carbon
Market, LLC ( Company ), for an aggregate maximum gross dollar offering of nineteen million, nine hundred and ninety eight thousand three hundred and forty seven dollars ($19,998.347) (the Offering ).

The Offering is being made pursuant to Tier 1 of
Regulation A, promulgated under the Securities Act of
1933. Each Entrex Carbon Market compliance  grade
carbon offset backed security will be offered at ninety
one dollars and thirty four cents ($91.33) per unit.
There is a minimum purchase amount of one hundred
Entrex Carbon Market common security at $91.33 or a
minimum purchase of $9,133.00 (nine thousand one
hundred and thirty three United States dollars).
Each unit represents one dilutable common share
with the rights and warranties as defined herein.
Entrex Carbon Market shall utilize the raised funds
to manage the on  going projects and build our
management, sales and operations teams.   The
initial priority is to turn the approximate twenty executed carbon offset contracts into compliance grade carbon offset. Each project shall undergo a rigorous production process managed by a Big
4 accounting firm from end to end and shall be rated for greenness by a rating agency prior to sale.

Owners of the Entrex Carbon Market common securities shall receive dividend payments accrued monthly and distributed on the 15th of the subsequent month of each quarter (or next business day) pursuant to the direction of the Board.
Investing in this offering involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment; see Risk
Factors . This offering circular relates to the offer and sale or other disposition of up to two hundred and eighteen thousand nine hundred and sixty eight common dilutable shares of Entrex
Carbon Market, LLC.

This is our offering, and no public market currently exists for our Entrex Carbon Market common securities.
The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the SEC) and the relevant State regulators, as necessary, and will terminate on the sooner of the sale of the maximum number of shares being offered or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a best efforts  basis, and there is no minimum offering.

While this offering is being qualified by the Securities and Exchange Commission, we have a current Regulation D exempt offering being sold by the principals of the Company representing the same terms and conditions of this Regulation A offering (as filed).

When and if this offering becomes qualified, we will cease the Regulation D offering and convert any Reg D securities sold into the common dilutable shares of Entrex Carbon Market, LLC securities offered herein and continue to solicit the qualified Regulation A offering.

Securities purchased by buyers of the Regulation D
 exempt offering will be converted into securities of the final Regulation A qualified offering if and when it occurs.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of the Regulation A and Regulation D s ecurities will be immediately available to us to fund production operations.





THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL
 TO ANY SECURITIES OFFERED OR THE TERMS OF THE O
FFERING, NOR DOES IT PASS UPON THE ACCURACY OR
COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER
SOLICITATION MATERIALS. THESE SECURITIES ARE
OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION
WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS
NOT MADE AN INDEPENDENT DETERMINATION THAT THE
SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE 2022 ENTREX CARBON MARKET COMPLIANCE  GRADE
CARBON OFFSET BACKED SECURITIES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED (THE  SECURITIES ACT ), OR APPLICABLE
STATE SECURITIES LAWS, AND ARE BEING OFFERED AND
SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION
REQUIREMENTS OF THESE LAWS. THE 2022 ENTREX CARBON
MARKET COMPLIANCE  GRADE CARBON OFFSET BACKED
 HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY
STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED
THE MERITS OF THE OFFERING OR THE ACCURACY OR
ADEQUACY OF THIS OFFERING CIRCULAR. ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


		      # of
Price to                     Proceeds to
           Proceeds to
		Securities		Public (2)
Issuer (1)   		  others


Per Security           1
             $91.33
 $82.20                          $9.13
                   Total Minimum     1000
              $9,133.00
$8,220.00                      $913.00

Total Maximum     218,968
$19,998,347.44          $17,998,512.70
       $1,999,834.74



(1)
The amounts shown are before deducting
organization and offering costs to us,
which include legal, accounting, printing, due diligence, marketing, consulting, finders' fees, selling and other costs incurred in the offering of the common stock.




(2)
Entrex Carbon Market securities are offered at $91.33 per unit

We are following the  Offering Circular
format of disclosure under Regulation A.

The date of this Regulation A offering
circular is January 3, 2023.







FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD  LOOKING
STATEMENTS AND INFORMATION RELATING TO, AMONG
OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND
STRATEGY, AND ITS INDUSTRY. THESE FORWARD  LOOKING S
TATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS
MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO T
HE COMPANYS MANAGEMENT. WHEN USED IN THE OFFERING
MATERIALS, THE WORDS  ESTIMATE,   PROJECT,
 BELIEVE,   ANTICIPATE,   INTEND,   EXPECT  AND
SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY
FORWARD  LOOKING STATEMENTS. THESE STATEMENTS REFLECT
MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE
EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES
THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO
DIFFER MATERIALLY FROM THOSE CONTAINED IN THE
FORWARD  LOOKING STATEMENTS. INVESTORS ARE CAUTIONED
 NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD
LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE
DATE ON WHICH THEY ARE MADE.



PART II
ITEM 2
TABLE OF CONTENTS

PART II...... ITEM 1......SUMMARY OF THE OFFERING
 CIRCULAR.........................2
PART II...... ITEM 2......TABLE OF CONTENTS.....
.................................................
6
PART II...... ITEM 3a....SUMMARY OF THE OFFERING
 CIRCULAR.........................7 PART II....
... ITEM 3b....THE OFFERING.....................
........................................10
PART II...... ITEM 3c....RISK FACTORS..........
...............................................
......11
PART II...... ITEM 4......DILUTION............
...............................................
...........16
PART II...... ITEM 5......PLAN OF DISTRIBUTION..
................................................17
PART II...... ITEM 6......SUMMARY OF PROCEEDS
DISTIRBUTION........................18
PART II...... ITEM 7......PUBLIC COMPANY
BUY  OUT TERMS............................19
PART II...... ITEM 8......Q1 2023 PUBCO MERGER
    LETTER OF INTENT.................20
PART II...... ITEM 9......CARBON OFFSET RIGHTS
AGREEMENTS

PROJECTED OFFSETS, REVENUES, EBITDA......................21
PART II....   ITEM 10.....CARBON OFFSET
PROJECT CAPITALIZATION22
PART II...... ITEM 11....DESCRIPTION OF
BUSINESS...........................................23
PART II...... ITEM 12.....DESCRIPTION OF
PROPERTY............................................26
PART II...... ITEM 13.....MANAGEMENT'S
DISCUSSIONAND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS...27
PART II...... ITEM 14...DIRECTORS,
EXECUTIVE OFFICERS, AND CONTROL
PERSONS.................................
.....................................29
PART II...... ITEM 15....COMPENSATION OF
DIRECTORS AND OFFICERS.............30
PART II...... ITEM 16....SECURITY
OWNERSHIP OF SECURITYHOLDERS...............32
PART II...... ITEM 17....SECURITIES BEING
OFFERED.........................................33
PART F/S...................12/31/2022
FINANCIAL STATEMENTS AND PROJECTED
	POST  OFFERING CLOSING BALANCE
SHEET..................34
PART III......ITEM 1......INDEX TO
EXHIBITS....................................................36
PART III......ITEM 2......SIGNATURE
PAGE........................................................39








PART II
ITEM 3a
SUMMARY OF THE OFFERING CIRCULAR

As used in this prospectus, references to the
 Company,   company ,  we,   our ,  us ,
 Entrex Carbon Market  or the  Entrex Carbon
Market, LLC  refer to Entrex Carbon Market,
LLC. unless the context otherwise indicates.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

THE COMPANY
Organization:

The Entrex Carbon Market, LLC was incorporated under the laws of the State of Florida on June
19th, 2019. Our principal office is located at 150 East Palmetto Park Road, Suite 800, Boca
Raton FL, 33432.

Management:

Our Chief Executive Officer & Chairman is
Stephen H. Watkins. Our Vice Chairman is
Rick Rochon. Our other Officers initially include Thomas Harblin who assists in the sales operations of the Company, Colin Turney who assists in marketing of the company and Thomas Hatfield who manages our technology platform.

Controlling Shareholders:

Stephen H. Watkins is the controlling member of the LLC.

Description of Parent Corporation Business:

Entrex Carbon Market was founded in 2019 with a mission to create the leading place to find, research, track, manage and trade carbon offsets.

The company's initial focus has been carbon
offsets represent millions of various vintage
offsets from around the world.   Buyers found
these offsets    but had significant due  diligence
and underwriting costs associated with a trade which resulted in high friction, difficult, due diligence driven, bi lateral trades.

The company's bi  lateral transaction history
exemplified how opaque price discovery was in
the market and, most important, how significant
carbon offset underwriting was prior to a
trade (required by buyers due to historical
rampant fraud in the industry).  We found there
was no disciplined, reliable supply of  complianc
e  grade offsets  for buyers to have comfort
in the quality and ease of transaction execution.
These two fundamental market shortcomings
(quality and efficiency) had us assemble a
network of United Nations and World Bank
carbon offset project owners into a structure
that makes them  private issuers of carbon
offset securities  under the SEC jurisdiction.
These private carbon offset backed securities
still had buyer challenges due to the historical
fraud challenges resulting in buyers still
having to manage the underwriting of each
issuer's unique offsets    there was no
standardized, credible underwriting in the market.

The Entrex Carbon Market revised its vision to create the leading place to find, research, track, manage and trade of standardized compliance  grade  carbon offsets with
regulatory oversight.

The Entrex Carbon Market revised its
strategy to create and market  compliance
grade  offsets which inherently provided
comfort and confidence for buyers.  In an
 to mitigate this underwriting cost for
buyers Entrex and a  Big 4  accounting
firm established a relationship whereby
their Project Management Organization
(PMO) oversees the ISO Auditors and Registry
methodologies from project registration
through minting and finally retirement of
the security.   We believe the collective
efforts of United Nations Registries, ISO approved Auditors and the Big 4 accounting firm managing authentication and provenance of each security would provide buyers the confidence and comfort in the underlying compliance grade offsets which is not a regulatory term nor represents any compliance body approval of said offsets.

The Entrex Carbon Market established
compliance  grade carbon offsets to c
reate comfort, confidence and convenience for buyers of carbon offsets.

Entrex Carbon Market, LLC

Understanding the need to establish
scalable compliance grade carbon offsets the Entrex Carbon Market created Entrex
NewLeaf, LLC to be a carbon offset project finance company to fund various carbon offset projects. Offsets produced from Entrex NewLeaf funded projects are sold, contractually in advance, to the Entrex Carbon Offset Company, LLC.

The Entrex Carbon Market company funds carbon offset projects which have known projected profitability, based on a Big 4 fiscal analysis, with contracted sales of produced carbon offsets to the Entrex Carbon Offset
Company.

That company, Entrex Carbon Offset Company,
LLC, offers equity interests, backed by the carbon offsets assets, which can be traded or retired for use across and through the g lobal broker dealer network to satisfy the needs of their carbon neutral corporate clients.

The Entrex Carbon Offset Company securitizes
compliance grade carbon offsets into
standardized carbon offset backed security
which are anticipated to be registered
with the United States Securities and
Exchange Commission and sold through
regulated parties.   Buyers can gain
comfort and confidence that they are
buying authenticated compliance grade carbon offsets with known providence.

Processes and procedures are in place to prevent any Co Mingling of funds between Entrex Carbon Market, LLC, Entrex Carbon
Offset Company, LLC and Entrex NewLeaf,
LLC as investors and use of funds are
different and distinct between entities.

The Carbon Offset lifecycle can be summated into four distinct events:

1. Standardization of the underlying carbon
offset is overseen by BIG 4's Project
Management Organization (PMO) who oversees
the ISO Auditors tracking UN Registry
methodologies from project registration
through minting and finally retirement
of the security.  This process provides
authentication and providence of each
carbon offset    assuring a consistent standard.

2. Securitization occurs when Entrex and the Big 4 assigns specific UN Registry carbon offset serial numbers to specific Entrex
Carbon Market security serial numbers.
BIG 4's Capital Market Team will manage
agreed upon procedures  to confirm the
carbon offset backed components to the
 Compliance  grade  specification which
collectively establishes the basis for
the compliance grade carbon offset backed security.

3. Public Market Trading will occur when regulated traders can access the qualified
2022 Entrex Carbon Market via Bloomberg,
Reuters and other trading desktops.
Traders can then establish bid and offers
 and electronically trade the 2022 Entrex
Carbon Market security electronically
providing frictionless trades.


4. Retirement occurs when an owner redeems
their security through the regulated transfer
agent.   The transfer agent notifies Entrex
and BIG 4's Project Management Organization who then oversees the retirement of the specific serial numbers at the United Nations
Registry which then results in a retirement certificate being provided to the redeemed security last owner.

Below we represent a high level summary of the how we anticipate creating, assembling, distributing and retiring our compliance grade carbon offsets.




The end to end offset development, securitization
 and retirement process is managed by Entrex's blockchain enabled IBM, award nominated, technology platform.



PART II
ITEM 3b
THE OFFERING

Securities Offered:

218,968 Entrex Carbon Market Dilutable
Common Securities.

Each Entrex Carbon Market Dilutable Common
Security will be offered at $91.33 per unit.
Each Unit shall have the rights and warranties of the common stock as defined and receive quarterly dividend distributions as determined by the Board.

Termination of the Offering:

The offering will commence as soon as
practicable after this Offering Circular has been qualified by the Securities and Exchange
Commission (the SEC ) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Entrex Carbon Market dilutable common securities being sold or via the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering expenses shall be paid by the Entrex Carbon Market, LLC.
Trade costs, by regulated broker dealers, shall be paid by the buyer either as part of the sell price or as an addition to the sell price.

PART II
ITEM 3c
RISK FACTORS

Investing in our securities involves risk.
In evaluating the Company and an investment in the Entrex Carbon Market security careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect the Company's business, operating results or financial condition, as well as adversely affect the value of an investment in our securities.

The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments
(such as cyber security). Additionally, early stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

We are a development stage business and may be adversely affected managing the business and regulatory challenges of the market sector.

The Company has limited capitalization and a
 lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective/s is therefore highly dependent upon the success of the various capital offerings which fund the carbon offset projects and the subsequent sale of the compliance grade offsets. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of
operations, we may not be able to
successfully implement our business plan:

We cannot assure you that our intended
activities or plan of operation will be
successful or result in revenue or
profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our
securities to fund our operations and
will remain so until we generate
sufficient revenues to pay for our o
perating costs:

Our officers and directors have made no
written commitments with respect to
providing a source of liquidity in the
form of cash advances, loans and/or
financial guarantees. There can be no guarantee
 that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

We rely on partners and related entities to Register, Validate, Verify, Mint and
Retire Carbon Offsets which would
provide the underwriting collateral
for the Entrex Carbon Offset Securities.
  If the services offered under respective agreements are not fully adhered and/or our license from Entrex is revoked our
operations could be severely affected:

Accordingly, our operations are subject
to the risks inherent in the establishment of a new business enterprise, including access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.

Risks Relating to Our Business

We will be dependent upon key administrative
 personnel and potentially its subsidiary companies for our future success, particularly
 Stephen H. Watkins:

If we lose administrative personnel or this particular member of the management team, our ability to implement our business strategy could be significantly harmed.

There is currently no active trading market for our securities:

Our ability to grow will depend on our ability
to sell the carbon offsets to Market after each
project has Registered, Validated, Verified and
Minted Carbon Offsets.   Today the Entrex Carbon
Market has discussions with over a hundred Carbon
 Offset Projects which are interested in moving forward. These are in various stages of discussions: approximately 20 have executed letters of intent as represented in the financial projections provided herein.

If no Carbon Offsets are generated from the projects we fund; we may lose money:

If for some reason we select projects which do not deliver the projected results we may l ose money effecting our ability to operate.



If we are not able to sell the Carbon Offsets our projects generate; we may lose money:

We anticipate selling all potential offsets contractually before launching a project.
If for some reason the contracted buyer d efaults we may lose any or all of our production capital if no other buyer is found and could affect our ability to o perate.

Our financial condition and results of
operations will depend on our ability to manage our future growth effectively:

The Company has limited operating history.
If the projects we select to fund do not produce offsets as we expect or if they are not sold; we may not be profitable may have insufficient capital to operate:
  therefore, the future of the Company
may be at risk.




Our management and administration may
not have the experience necessary to succeed:

Accomplishing our projected results is
largely a function of our management
personnel's structuring of administrative
duties, their ability to provide competent,
attentive and efficient services to us, and
our access to financing carbon offsets on
acceptable terms.   Our team has led
several companies which have had various economic outcomes. Investors may not rely on prior outcomes for this company and cannot be assured that this company shall obtain a successful exit, acquisition or liquidity.

We will operate in a highly competitive
market for investment opportunities:


We compete for investors and buyers across the ESG and voluntary carbon offset industry who have access to private carbon offsets which may be a better solution than which we envision. If the market choses other potential alternatives we may lose money which could affect our ability to operate.

Our operating results are subject to
fluctuation as a result of the nature
of our business, and if we fail to
achieve our objectives the Company may
not continue to operate.:
We could experience fluctuations in our
quarterly and annual operating results
due to a number of factors, some of which
are beyond our control, including the
number of investors and the number of
companies that agree to offer Carbon Offset
 projects to us to produce.    If Carbon
Offset projects do not create product,
we can sell we may lose money which could affect our ability to operate.

There are significant potential conflicts of interest which could impact our returns:

The management team (and any that may
be retained in the future), of the


Entrex Carbon Market, LLC may serve
as officers, directors or principals
 of entities that operate in the same
 or related line of business/es or other
companies managed by affiliates of
EHCo, LLC, the Entrex Holding Company,
Entrex NewLeaf, LLC or the
Entrex Carbon Offset Company, LLC or
others which may be formed in the future.
Accordingly, if this occurs, they may have
 obligations to investors in those
entities, the fulfillment of which
might not be in the best interests of
our investors or the company.

Operational and/or Ownership conflicts of interest:

Our management team (and any that may be retained in the future), and the future members of Entrex Carbon Market, LLC may be owners or principals of entities that the EHCo, LLC may purchase.
Accordingly, if this occurs, they may
have obligations to investors in those
entities which may not be in the best
interest of the Company and Common
Security holders,

Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners:

The Entrex Carbon Market, LLC management has the right to sell or convert any of the Company's securities into various securities of any other company, if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.

Our Management may change our objectives, operating policies and strategies without prior notice or any stockholder approval:

Our management has the authority to
modify or waive certain of our operating
 policies and strategies without prior
notice and without investor approval.
However, absent investor approval,
we may not change the nature of our
business so as to cease to exist
unless sold or purchased at the e
xclusive option of management. We c
annot predict the effect any changes to
our current operating policies or
strategies would have on the business
model, operating results and returns to
investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.


Changes in laws or regulations governing our operations may adversely affect our business:

We are subject to regulation by laws at the local, state and federal levels. These and regulations, as well as their
interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.

Because the Entrex Carbon Market Securities are private, there will be uncertainty regarding our value:

We have arbitrarily established a price of
our securities based on our perception of
comparables in the industry and our anticipated
operating methodology.   This valuation may
fluctuate significantly and could have no
relevance to actual results of the Entrex
Carbon Market security or the Entrex Carbon
Market, LLC.   The effects of stock price
volatility could affect investors value in part or in whole.

Purchase of related companies:

At the discretion of management; we may elect to purchase related companies which have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on this Entrex
Carbon Market security and offering.

Sale of related companies:

At the discretion of management; we may
elect to sell related companies which may conflict with the interests which may have a n egative effect on this Entrex Carbon Market security and offering.

Entrex's Revenue Share and potential purchase and license of technologies from related parties:

The Entrex Carbon Market has an executed
technology license with our parent company,
EHCo, LLC which receives a revenue share
from the company.   At the discretion of
management; we may elect to pre purchase these technologies and license other technologies from related companies which may have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities. These actions may have a negative effect on to Entrex
Carbon Market security and the holders of this offering.

Limited operational experience:

Entrex Carbon Market, LLC has had limited operations which may not, be sufficient for the business and plans outlined. If management fails to operate as planned the operational cash flows could limit t he value of the Entrex Carbon Market Sec urity holders or significantly affect the operations of the enterprise. If suffici ent funds are not available to manage the
 Company the value of the Entrex Securities could diminish in value.




PART II
ITEM 4
DILUTION


We are offering Securities called Entrex
Carbon Market Dilutable Common Stock which will be used primarily to fund the creation of carbon offsets through licensed projects as described herein.

We are limited by regulation to issue
218,968 Entrex Carbon Market Securities
pursuant to this offering and the
associated price of the offering which
can not exceed $20,000,000.

We anticipate additional carbon offset l and/owners or issuers may choose to license their offset properties to Entrex.
 If our expectations are correct, we might not have enough capital, from this offering, to complete all projects Entrex Licenses.
If additional capital is needed to meet the demands the company may choose to issue a secondary offering to offset this demand.
 As such each of the common shares as defined in this offering may experience additional dilution, at unknown market terms, to the terms defined herein.

Therefore, future offerings may dilute the
Entrex Carbon Market common shares.   It would
 be expected that any dilutive funding would be supported by additional Entrex Carbon
Offset Licenses executed with various
carbon offset projects producing similar investor distributions and value pursuant to our initial projections.

PART II
ITEM 5
PLAN OF DISTRIBUTION

We are offering a maximum of 218,968 Entrex
Carbon Market Dilutable Common Stock on a no minimum, best efforts basis. The offering will terminate upon the earlier to occur of: (i) the sale of all the Entrex
Carbon Market Common Stock qualified to
sell, or (ii) the decision by Company
management to deem the offering closed.

Our Entrex Carbon Market Dilutable Common
Stock are not currently listed on any
national exchange or qualified for trading on any electronic quotation system.
No securities are being sold for the
account of security holders; all net
proceeds of this offering will go to
the Company.

Warrants/options:

As of the date of this prospectus,
there are no outstanding warrants to
purchase our securities.

State Securities Laws:

Under the securities laws of some states t he Entrex Carbon Market Dilutable Common
Stock  may be sold in such states only
through registered or licensed brokers or dealers. In addition, in some states Entrex
Carbon Market Dilutable Common Stock may not be sold unless the securities have been qualified for sale in the state or an exemption from registration or qualification is available and is complied with.




PART II
ITEM 6
SUMMARY OF PROCEEDS DISTRIBUTION

We estimate that the net proceeds from the sale of the 218,968 Entrex Carbon Market
Dilutable Common Stock pursuant to this Offering will be approximately $17,998,512 after deducting the estimated offering, selling and offering expenses of approximately
 $1,999,835.

Accordingly, we anticipate the gross and net
 proceeds, if we raise the maximum offering amount, to be indicative of the following:

         Fully funding Offering:
	        100%		$19,998,347

         Disclosed Broker Fees:
	          10%		$  1,999,835

         Net Offering distributed to Company:
          90%		$17,998,512

Net funds being distributed to the Company shall be used in the following manner:


Offering funds shall be used to fund management, sales and operations which are anticipated to execute the following operations:

(1)  Manage the existing (approximately 20
projects) (and future    approximately 200
 additional projects with licenses provided) using the Big 4 accounting firm as fiscal analysis and end to end project management.
Fees for such services are NOT part of Use of Funds pursuant to this offering.

(2) Supplement the existing Management,
 Operations, Marketing and Sales teams to e ffect both existing and future orders pursu ant to the methodologies herein defined.

(3) Effect additional sales initiatives to
gain new and carbon offsets which provide
additionality  for the offsets    while meeting
 the requirements of carbon offset project rating firms.

(4) Add institutional sales team to support the project financing (NewLeaf) and product sales (CarbonEase).

(5) Establish a full  time Chief Marketing
Officer to interact across the communication needs inclusive of NewLeaf Project Financing, Entrex Carbon Market and CarbonEase Offerings.


The following page offers an example Project and associated Cash flows and Profitability:





PART II
ITEM 7
PUBLIC COMPANY    BUY OUT TERMS

PART II
ITEM 8
2023 Q1 PUBCO MERGER     LETTER OF INTENT

Entrex has a Letter of Intent for a merger
with a current OTC company which it anticipates
 executing in January 2023.   The terms of the
 merger provide Entrex Carbon Market
Shareholders 95% of the finalized outstanding
 shares of the entity.  Operations shall
commence in January within the PubCo, upon
announcement of the merger,  and are expected
to be fully merged through the first quarter
of 2023.
Below represents the value POST merger with
 the PubCo based on doubling of our 2022 EBITDA
 to $11 million.   Potential EBITDA on existing
 contracts could be as high as $36,585,612 per
 ITEM 9; based on 2022 average offset pricing.

Post closing we anticipate an increase in our Price Earnings multiple which would grow from
11.6 times EBITDA in the executed Public
Company purchase Agreement to as high as
25.68 times EBITDA. Below are potential valuations post merger if it occurs and if the market values us as indicated.




PART II
ITEM 9
CARBON OFFSET RIGHTS AGREEMENTS
PROJECTED OFFSETS, REVENUES, EBITDA



Below we illustrate existing and potential carbon offset projects at different stages of the sales cycle

Illustrated are the anticipated potential project carbon offsets being produced by the projects showing both executed and projects in the sales process:






PART II
ITEM 10
CARBON OFFSET PROJECT CAPITALIZATION


Each executed carbon offset project is capitalized on the Entrex Carbon Market balance sheet based on a multiple of projected EBITDA at different carbon offset sales price.

Below represents the current projects in process and potential projects within the sales process.

Entrex uses the lowest capitalization at $6.00
 per offset sale price and projected five year
EBITDA for management financials.   2022
 averaged $9.90 per offset and ranged from $9.00 to $11.00.
















PART II
ITEM 11
DESCRIPTION OF BUSINESS

Description of Business:

Entrex was founded in 2001 to create a capital market system for entrepreneurial companies
( Entrex  is short for  entrepreneurial exchange ).

Since that time, Founder & CEO Stephen H.
Watkins has assembled both a team and a
family of companies with leading  edge technology
, using the IBM technology stack, to serve the
 needs of all market participants: companies, investors and intermediaries. As a final step in this evolution the Entrex Holding Company
( EHCo ) was established to help drive synergies
 among these underlying companies, and to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help s maller companies access capital while providing control, compliance, and transparency to all market participants.

The Entrex Holding Company licenses its
technology to various businesses including the Entrex Carbon Market LLC.
(www.EntrexCarbonMarket.com), the production financing entity: Entrex NewLeaf, LLC company, and the Entrex Carbon Offset Company, LLC, the carbon offset product sales company, and typically on a percent of revenue basis up to a maximum amount.

The Entrex Holding Company receives 20% of
Entrex Carbon Market received and deposited
GAAP revenues, paid on a quarterly basis up
to $31,000,000.   In turn the Entrex Carbon
Market provides services and licenses
entities to create offsets for entities
which have land owners or project developers of carbon offsets.

Description of Operations:

Entrex Carbon Market, LLC is a licensor to carbon offset project owners of carbon offset development, funding and sales of their produced carbon offsets.

Entrex Carbon Market then utilizes its employees
 and partners to Register, Validate, Verify, Mint, Trade and Retire an issuer's carbon.
After an Issuer's Carbon Offsets have been
 minted  each offset would be sold to a buyer
, or securitized into a  CarbonEase security,
 which returns principal and profit to the funding source, which has funded the production costs, and distributes an agreed percent of revenues to the carbon offset project owner.
 The balance of funds becomes Entrex Carbon
Market entity operating capital and profit.

Within the Entrex NewLeaf project financing
Entrex receives a projected monthly distribution
 as part of the Work in Process financing costs which is repaid upon the sale of the produced offsets.






Historical Operations:

Entrex Carbon Market, LLC has operated on a
 Work in Process basis accruing revenue and costs on executed contracts.

We rely on the Entrex Holding Company's
technology platform, licensed to the Entrex
Carbon Market in 2019, to operate and manage the assignment and collateralization of an Issuer's Carbon Offset Projects and Carbon
Offsets for and on behalf of Entrex Carbon
Market, LLC.

Information of the Licensed Technology
platform is available in the IBM Case Study on www.EntrexCarbonMarket.com.

Current Operations:

Entrex Carbon Market, LLC is managed by
Stephen H. Watkins the CEO of the Entrex
Holding Company (EHCo, LLC), Entrex Carbon
Market, LLC and the Entrex Carbon Offset
Company, LLC.

Company Operations are managed cohesively through the Entrex Holding Company licensed technology and can be simplified as:

	Licenses Carbon Projects:
Entrex Carbon Market, LLC

	Funds Carbon Projects:
Entrex NewLeaf, LLC

	Sells Carbon Projects' Offsets:
Entrex Carbon Offset Company, LLC


 Each company is integral to the carbon
offset lifecycle.   Collectively the
companies manage activities related
to the Registration, Validation,
Verification, Minting, Securitization
 and Retirement of Carbon Offsets.

Management has made, what it believes,
 are appropriate controls to avoid any
 co  mingling of funds from the various
 entities described.   Any funding
between entities would be as defined
 in the offering documents and/or as
 decided by management for the benefi
t of shareholders.

Growth Strategy:

The Company's growth is anticipated
 through further licensing sales
via its independent sales and marketin
g initiatives to potential Carbon Offset producers.

Historically our technology platform has
managed 3200 brokers who produced up to 18
inquiries a day.    A subset of these projects
 then create Entrex Carbon Offset Proposals as shown within. These proposals include a Letter of Intent (LOI) which authorizes Entrex to initiate the production process on behalf of the Entrex Carbon Offset Project or Producer.

Once the LOI is executed each Carbon Offset
Project then has an ISO auditor provide a
 confidence letter which offers third part y verification of the projected carbon offset production for the project.

Once the ISO auditors confidence letter verifies that the carbon offset production for the project has projected profitability to process, as determined exclusively by the Entrex Carbon Market management, Entrex hires a Big 4 accounting firm to provide fiscal analysis inclusive of profit and loss and cash flow to Entrex management.

If, as determined exclusively by the Entrex
 Carbon Market management, the project
 Big 4  fiscal analysis is determined
appropriate to proceed Entrex hires the
 Big 4  accounting firm to manage each
project from beginning to end.

Once each project's carbon offsets are
serialized by the UN/World Bank registry E ntrex hires the Big 4 to oversee the serialization to securitization process allowing Entrex to sell the carbon
offsets via its CarbonEase securities.

Each CarbonEase security, or potentially the underlying carbon offset projects, as needed, are anticipated to be rated for greenness  by an external rating agency
offering buyers comfort in the quality and convenience of the securitized offsets as defined in the CarbonEase security offering.

CarbonEase securities are expected to be traded between regulated brokers and their clients for potential market gain or redeemed  pursuant to regulated market
entities (Custodian, Transfer Agent and
Registrar) agreed process and methodologies.

Upon Redemption of the security the Big 4 shall manage the retirement of the security with the UN/World Bank Registrar and associated regulated registry and upon conclusion provide to the redeemed security holder an Entrex Retirement Certificate indicating their retirement of associated offsets to manage the redeemer's carbon neutrality mission.

If more compliance grade carbon offsets projects, which exceed Entrex Carbon Market's capital capabilities, are available we may choose to have additional offerings, similar to this, or elect a different structure which offers efficiency to market offering the same or additional benefits.

The timing and commencement of our growth plans may be influenced by the success of this prospectus' offering. And we may not raise sufficient proceeds through this offering in order to fully execute our business plans.




PART II
ITEM 12
DESCRIPTION OF PROPERTY

The Entrex offices are located on the 8th
Floor at 150 East Palmetto Park Road, Boca
Raton, Florida.

Entrex Carbon Market, LLC utilizes licensed
technologies to originate, produce, assemble,
distribute, place and service Carbon Offsets
on behalf of clients.   These technologies are
located in IBM Licensed Servers located in nationwide web based server facilities which manage backup and operations of said servers and technology.

Today limited personnel operate at this
location and often are working within related
entities of the holding company EHCO, LLC
which operates at the Entrex Holding Company,
 LLC.    We anticipate, pursuant to the
completion of this offering to supplement our team.



PART II
ITEM 13
MANAGEMENT DISCUSSION AND ANALSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Entrex Carbon Market operates on a cash  flow
breakeven funded from principals of the company.
We anticipate hiring employees and/or
independent contractors pursuant to our
operating needs post offering.
Entrex Carbon Market funds carbon offset
projects which have executed the Entrex
Carbon Market's Carbon Offset Rights Agreement
( CORA ).   This agreement is analogous to
an oil and gas mineral rights agreement.
Entrex's CORA is a patent pending contract
which assigns the sale of the project's BIG
4 output (minted carbon offsets) to the
Entrex Carbon Offset Company which in turn
assembles carbon offset backed securitize
and sells them to investors or buyers.
The Entrex Carbon Market has over 100
Carbon Offset Producing Real Estate Projects
 (COPRe Projects) representing over 2,000,000
 acres of forestry lands which potentially
produce nearly 200,000,000 offsets.   If all
 of these come to market, we could have over
 $2,000,000,000 in COPRe Entrex Carbon Marke
t product available to market.
Entrex has also developed their Oil and Gas
 Cap and Trade  program.  These projects cap
leaking oil and gas wells which in  turn create
 carbon offsets.  Entrex has helped develop
legislation with the State of Louisiana which,
if executed, provides legal rights to the offsets
 to the service provider.   There are an
estimated 2.1 million oil and gas wells in
the United States which are estimated to
produce about $250,000 carbon offsets:  a
multi  billion dollar  additionality  opportunity.
The Entrex Carbon Market sells and licenses
carbon offset projects which are qualified
by ISO auditors prior to fiscal review by a
 Big 4 .   Only upon Entrex Carbon Market's
management review of profitability and cash  flow
will we fund and launch a licensed project under
the oversight of  Big 4  project management
organization.   Funds shall only be distributed
pursuant to the provided cash  flow and
profitability designated for each project.
We do not anticipate this to be a labor  intensive
business therefore few full  time, if any,
employees are expected to be needed on behalf
of the Entrex Carbon Market processes    all
services are done by external parties and sales
through regulated agents.
The Entrex Carbon Market management shall be
accountable for all processes on behalf of
the Entrex Carbon Market security holders.
 This creates an efficient end to end process
 and single point of contact for Entrex
Carbon Market security holders.
Plan of Operations:
We believe the Entrex Carbon Market licensed
 technology platform has matured to an
operational basis over the 15 years of development
 of the IP.    In 2017 Entrex proved through
our technology we can originate, structure,
 place, trade and service private Securities
which have been pushed out to the blockchain.
  We do not anticipate use of the Blockchain
features in the Entrex Carbon Market.
Under a broker dealer, subsequently closed,
FINRA regulators have reviewed the technology
 and operational processes culminating at the
 private trades and debt payment distributions
 on behalf of security holders.   FINRA
examiners addressed issues in the processing
which have been addressed any functional or
compliance issues.   We do not envision the
need to be regulated broker dealer in our
current distribution methodologies nor will
 our technology platform manage any regulatory
 aspects of the trade.
Management, exclusively at their option, may
elect to purchase, partner or become a broker
dealer in the future as deemed appropriate
 for operations and or shareholder benefit.
Material Changes:
Excluding normal operational growth and a
ssociated changes in operations and/or
technology no material changes are expected
 in the operations in 2022  2023.
Various micro and macro  economic national
or global events could have significant
effect on the holdings of the Company as
these events could or would have operational
 effect on the held securities of underlying
companies.
Liquidity:
The Entrex Carbon Market Securities are
expected to have limited liquidity unless
listed on  an over  the  counter or public
market.   Management actively plans  listing
 the Securities once qualified by the United
 States Securities and Exchange pursuant to this offering.


PART II
ITEM 14
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL
PERSONS
Our executive officers and directors as of
 the date of this offering are as follows:
Name			        	Position
Stephen H. Watkins     	Managing Member
Richard Rochon           	Board
Thomas Hatfield 	 	Partner
Tom Harblin			Partner
Colin Turney			Partner
Stephen H. Watkins:  is Managing Member
and is the founding Chairman and CEO of
 various majority owned entities of the
 Entrex Holding Company (EHCo, LLC).
Stephen is an experienced entrepreneur f ounding a series of successful information and business services companies; two of
which grew to billion dollar market cap
companies. Stephen authored the book
Capital Can't Fund What It Can't Find.
In the past he wrote a syndicated bi monthly finance column read by over eight million national readers at its peak.

Richard C. Rochon: is Vice Chairman of the
Board of the Entrex Holding Company (EHCo, LLC).
Mr. Rochon has extensive experience as an investor, shareholder, director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin offs, initial public offerings, secondary offerings and other corporate financings and transactions. Prior to joining Entrex Mr. Rochon formed RPCP.

Thomas Hatfield:  Manages the IBM Technology
Platforms across EMI and the associated
Entrex Capital Market System companies.
Mr. Hatfield brings over 30 years of expertise creating and solving complex online information systems. His technical experience includes the US Army and with General Electric where was a Engineer for final testing and ground station operations for military space satellite communications. His expertise is over 20 years creating custom systems, for organization s including NEC Electronics, Flextronics and PeopleSoft.



PART II
ITEM 15
COMPENSATION OF DIRECTORS AND OFFICERS

Name			              Total Compensation*
Stephen H. Watkins     		$120,000
Thomas Hatfield 	 		$120,000
Tom Harblin		 		$120,000
Colin Turney		 	$120,000
*Compensation for operators and directors of the Company may be provided through agreements with affiliated entities.
Directors and Officers may have additional p erformance based quotas and compensation provided exclusively at the direction of the Managing Members.
Officers and Directors:
At our sole discretion we may add additional
 Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out of pocket expenses incurred in connection with attending each meeting and/or expenses for the benefit of the company, decided exclusively by the CEO and/or Board of Directors. Each independent
Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out of pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. Compensation shall be accrued by the company and paid as available.
Compensation for expenses, Officers and Directors
 will be managed through the sole decisions and directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or
Director. Each indemnification agreement provides that Entrex shall indemnify the Director or Office who is a party to the agreement
 (an Indemnitee ), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.



Significant Employees:
As of the date of this prospectus, Stephen H.
Watkins is the Managing Member of the Entrex
Holding Company and is a key party to the
various Entrex companies.  Other staff members
and/or entities may be involved in Entrex
Carbon Market, Entrex NewLeaf and Entrex Carbon
Offset Company (and/or other companies which
may be created on behalf of the Entrex Carbon
Market) to manage the creation, assignment and
 retirement of the carbon offset projects and
methodologies discussed in this offering.
At the sole discretion of management various
employment agreements and/or contracts may
be made with key personnel which regulate the
manner of compensation and the potential
option purchases as provided in the employment a
greements.
Family Relationships:
There are no family relationships among our
directors or officers
Involvement in Certain Legal Proceedings:
None of our control persons are known to have
been involved in any of the following events
during the past five years:
1.
Bankruptcy petition filed by or against any
business of which such person was a general
partner or executive officer either at the
time of the bankruptcy or within two years
prior to that time;
2.
Any conviction in a criminal proceeding or
being subject to a pending criminal proceeding
(excluding traffic violations and other minor
offences);
3.
Being subject to any order, judgment, or decree,
 not subsequently reversed, suspended or vacated,
of any court of competent jurisdiction,
permanently or temporarily enjoining, barring,
suspending or otherwise limiting his
involvement in any type of business, securities
or banking activities.   Watkins, Managing Member,
has a past AWC issued by FINRA and is believed to
be compliant    an SEC conformation was requested
in 2020    further summary and analysis is available
in the due  diligence room or upon request;
4.
Being found by a court of competent jurisdiction ( in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.
The company has pending litigation which it feels
 is frivolous and will be settled.
Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by laws, the operation of which may at a subsequent date result in a change of control of our company.



PART II
ITEM 16
SECURITY OWNERSHIP OF
SECURITYHOLDERS





Above shows the shareholder distribution based on the maximum sale of this offering.




PART II
ITEM 17
SECURITIES BEING OFFERED

We are offering a maximum of 218,968 Entrex Carbon
Market Dilutable Common Stock Securities which will be sold to fund operations as described herein.

The Entrex Carbon Market Dilutable Common Stock
Securities shall have rights and warranties associated as described below:

      Entrex Carbon Market Common Securities
have one voting right per share;

      2022 Entrex Carbon Market Common
Securities have no liquidation rights;


      2022 Entrex Carbon Market Common
Securities have no pre  emptive rights;

      2022 Entrex Carbon Market Common
Securities have no conversion rights;

      2022 Entrex Carbon Market Common
 Securities have no redemption provisions;


2022 Entrex Carbon Market Common
Securities have no rights inferred to
the selection of the Managing Member;

2022 Entrex Carbon Market Common

Securities have no rights inferred to
 the decisions of the Managing Member;

2022 Entrex Carbon Market Common
 Securities have no voting rights or
 selection of any Officers;

2022 Entrex Carbon Market Common
Securities have no decision on the
 leverage the Company decides to obtain;

2022 Entrex Carbon Market Common
Securities have no decision on and
 sale/merger or acquisition;

2022 Entrex Carbon Market Common
Securities have no liabilities for
further calls or future offerings;

      2022 Entrex Carbon Market
Common Securities have no liabilities
 associated with the
      Company.
PART F/S
12/31/2022 FINANCIAL STATEMENTS AND
PROJECTED POST OFFERING CLOSING BALANCE SHEET

Note 1.     Organization, History
and Business

Entrex Carbon Market, LLC ( the Company )
 was authorized as a Limited Liability
Corporation in Florida on June 2019 and
initiated operations.  The Company was
established for the purpose of a
marketplace to find, research, track,
manage and trade carbon offset securitie
s of private issuers.   The Company's
fiscal year end is December 31.

Note 2.   Related Party Transactions

Entrex Holding Company owns 51% of the E
ntrex Carbon Market, LLC, on a non  dilutive
 basis until their technology license fees
are paid in full.   The company licenses
carbon offset projects which are then
funded by the Entrex NewLeaf, LLC
(project financing).  Each licensed
carbon offset project is then overseen
by a  Big 4  accounting firm from end
to end and manages the UN/World bank
registration process along with the ISO
auditors and verifiers utilized in each
project.   The  Big 4  then manages the
UN/World Bank serialization and securitization of the produced carbon offsets which are subsequently sold to investors or users through the Entrex Carbon Offset Company,
LLC securities branded  CarbonEase .
Management of the various related parties may have conflicts of interest between entities.

Note 3.     Income Taxes

The Company adopted the provisions of ASC
740  10  50, formerly FIN 48, and
Accounting for Uncertainty in Income Taxes .
The Company had no material unrecognized income tax assets or liabilities as of November 1st, 2022.

The Company's policy regarding income
tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes.
We anticipate from inception through qualified offering there should be no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet.
 The Company anticipates filing income tax returns in the U.S. federal jurisdiction and the State of Florida. We are not currently involved in any income tax examinations.

Note 4.    Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operating history and has not generated any cash from revenue.
All expenses are paid through investments made through Regulation D offerings.
These factors raise substantial doubt a
bout the Company's ability to continue as

a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.
 The conditions described above raise
substantial doubt about our ability to
continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.
PART III
 INDEX TO EXHIBITS


Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN





PART III
EXHIBIT A.
STATE CURRENT STATUS DOCUMENTS



PART III
EXHIBIT B.
FEDERAL EIN



PART III
ITEM 2
SIGNATURE PAGE


Pursuant to the requirements of Regulation
A, the issuer certifies that it has
reasonable grounds to believe that it
meets all of the requirements for filing on Form 1 A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and County of
Palm Beach, in the State of Florida, January 3rd, 2023.







ENTREX CARBON MARKET, LLC




By:
 /s/ Stephen H. Watkins


Name:
Stephen H. Watkins


Title:
Managing Member


(and Principal Executive Officer)In
accordance with the requirements of the
Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.






Signature

Title

Date





/s/ Stephen H. Watkins

Managing Member

 January 3rd, 2022
Stephen H. Watkins

(and Principal Executive Officer)